Exhibit 23.01
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-87594 and 333-101087) and on Form S-8 (Nos. 333-30963, 333-30965, 333-61721, 333-45228, 333-45230, 333-84592, 333-132290 and 333-111320) of PLATO Learning, Inc. of our report dated January 11, 2007, relating to the consolidated financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Minneapolis, Minnesota
January 12, 2007